UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2026, based on the recommendation of the nominating and corporate governance committee of the board of directors (the “Board”) of Intellia Therapeutics, Inc. (the “Company”), the Board adopted amendments to the Company’s Third Amended and Restated By-laws. Under the Fourth Amended and Restated By-laws, which are effective April 7, 2026 (the “Amended By-laws”), the Company added a provision allowing shareholders to cure any facially apparent deficiencies in a shareholder’s timely notice of a nomination or proposal, and requiring the Company to notify the shareholder of any facially apparent deficiencies in a timely notice. In addition, the Amended By-laws designate the federal district courts of the United States as the exclusive forum for resolving any complaint that asserts a cause of action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the respective rules and regulations promulgated thereunder, unless the Company consents in writing to the selection of an alternative forum.

A copy of the Amended By-laws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the full text of the Amended By-laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated By-laws of Intellia Therapeutics, Inc., dated April 7, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: April 10, 2026	By:	/s/ John M. Leonard
Name: John M. Leonard Title: Chief Executive Officer and President